RELEASE AGREEMENT

This Amendment of Employment Agreement and Release Agreement (this “Agreement”) constitutes the release referred to in that certain Employment Agreement (the “Employment Agreement”) dated as of May 28, 2024, by and between David M. Gray (“Executive”) and Aviat U.S., Inc., (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Employment Agreement.
(a)    For good and valuable consideration, including the Company’s provision of certain severance payments (or a portion thereof) to Executive in accordance with Section 6(f)(ii) of the Employment Agreement, Executive hereby releases, discharges, and forever acquits (A) the Company, its subsidiaries and all of its other Affiliates and (B) the past, present, and future stockholders, officers, members, partners, directors, managers, employees, agents, attorneys, heirs, representatives, successors, and assigns of the entities specified in clause (A) above, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter on or prior to the date of the execution of this Agreement including, without limitation, (1) any alleged violation through the date of this Agreement of: (i) the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act); (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) the Civil Rights Act of 1991; (iv) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) the Immigration Reform Control Act, as amended; (vii) the Americans with Disabilities Act of 1990, as amended; (viii) the National Labor Relations Act, as amended; (ix) the Occupational Safety and Health Act, as amended; (x) the Family and Medical Leave Act of 1993; (xi) any federal, state, or local anti-discrimination law; (xii) any federal, state, or local wage and hour law; (xiii) any other local, state, or federal law, regulation, or ordinance; and (xiv) any public policy, contract, tort, or common law claim; (2) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (3) any and all rights, benefits, or claims Executive may have under any employment contract, incentive compensation plan, or equity incentive plan with any Company Party or to any ownership interest in any Company Party except as expressly provided: (I) in Section 6(f)(ii) of the Employment Agreement; and (II) pursuant to the terms of any equity compensation agreement between Executive and a Company Party (including any Award Agreement (as defined in the LTIP) relating to an award granted to Executive pursuant to the LTIP), and (4) any claim for compensation or benefits of any kind not expressly set forth in the Employment Agreement or any equity compensation agreement (collectively, the “Released Claims”). In no event shall the Released Claims include (a) any claim that arises after the date Executive signs this Agreement, (b) any claim to vested benefits under an employee benefit plan or equity compensation plan, or (c) any claims for contractual payments under Section 5(a) or Section 6(f)(ii) of the Employment Agreement. This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration recited in the first sentence of this paragraph, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised, and waived. By signing this Agreement, Executive is bound by it. Anyone who succeeds to Executive’s rights and responsibilities, such as heirs or the executor of Executive’s estate, is also bound by this Agreement. This release also applies to any claims brought by any person or agency or class action under which Executive may have a right or benefit. Notwithstanding the release of liability contained herein, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission, Financial Industry Regulatory Authority (FINRA), or any other federal, state, or local governmental agency, authority, or commission (each, a “Governmental Agency”) or participating in any investigation or proceeding conducted by any Governmental Agency. Executive understands that this Agreement does not limit Executive’s ability to communicate with any Governmental Agency or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Agency (including by providing documents or other information to a Governmental Agency) without notice to the Company or any other Company Party. This Agreement does not limit Executive’s right to receive an award from a Governmental Agency for information provided to a Governmental Agency. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)    Executive agrees not to bring or join any lawsuit or arbitration proceeding against any of the Company Parties in any court relating to any of the Released Claims. Executive represents that Executive has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency and has made no assignment of any rights Executive has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.
(c)    By executing and delivering this Agreement, Executive acknowledges that:
(i)    Executive has carefully read this Agreement;
(ii)    Executive has had at least twenty-one (21) days to consider this Agreement before the execution and delivery hereof to the Company;
(iii)    Executive has been advised, and hereby is advised in writing, that Executive may, at Executive’s option, discuss this Agreement with an attorney of Executive’s choice and that Executive has had adequate opportunity to do so;
(iv)    Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated in the Employment Agreement and herein; and Executive is signing this Agreement knowingly, voluntarily, and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement; and
(v)    With the exception of any sums that Executive may be owed pursuant to Section 6(f)(ii) of the Employment Agreement, Executive has been paid all wages and other compensation to which Executive is entitled under the Agreement and received all leaves (paid and unpaid) to which Executive was entitled during the period of Executive’s employment with the Company. The amount owed to Executive pursuant to Section 6(f)(ii) shall be paid in ten equal payments monthly following the 60 days after the Termination Date until the one year anniversary date of this agreement.
Notwithstanding the initial effectiveness of this Agreement, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Executive delivers this Agreement to the Company (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered to the General Counsel of the Company before 11:59 p.m., eastern time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Agreement shall be of no force or effect and shall be null and void ab initio. No consideration shall be paid if this Agreement is revoked by Executive in the foregoing manner.
Executed on this 28th day of May, 2024.
/s/ David M. Gray
David M. Gray